As filed with the U.S. Securities and Exchange Commission on December 29, 2025

Registration No. 333-[     ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NETCLASS TECHNOLOGY INC

(Exact name of registrant as specified in its charter)

Cayman Islands	7372	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS. Employer Identification Number)

Unit 11-03, ABI Plaza

11 Keppel Road

Singapore 089057

+65 91821823

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.

Mengyi “Jason” Ye, Esq.

Yuning “Grace” Bai, Esq.

Ortoli Rosenstadt LLP

366 Madison Avenue – 3rd Floor

New York, New York 10017

(212)-588-0022

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by the registrant.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with US GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†           The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED DECEMBER 29, 2025

NETCLASS TECHNOLOGY INC

$100,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, from time to time, in one or more offerings, Class A Ordinary Shares (as defined below), share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer and sell under this prospectus will not exceed $100,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Pursuant to General Instruction I.B.5. of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our ordinary shares in any 12-month period so long as the aggregate market value of our voting and non-voting common equity held by non-affiliates remains below $75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Any proceeds from the sale of class A ordinary shares of a par value of US$0.00025 each (the “Class A Ordinary Shares”) offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” on page 22 for more information.

Our issued and outstanding share capital is a dual class structure consisting of Class A Ordinary Shares and Class B ordinary shares of a par value of US$0.00025 each (the “Class B Ordinary Shares”). Holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to vote at general meetings of our company and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to vote at general meetings of our company. Also, each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof but in no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “NTCL”. On December 26, 2025, the last reported sale price of our Class A Ordinary Shares on the Nasdaq Capital Market was $0.55 per share, and on December 29, we had 19,992,031 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares issued and outstanding. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We may experience price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 20-F for the year ended September 30, 2024 filed on February 18, 2025 (the “2024 Annual Report”).

Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in any of the PRC, Hong Kong and Singapore operating entities, but rather purchasing equity solely in NetClass, our Cayman Islands holding company.

Unless otherwise stated, as used in this prospectus, the terms “NetClass,” “we,” “us,” “our company”, “our Company,” and the “Company” refer to NETCLASS TECHNOLOGY INC, an exempted company with limited liability incorporated under the laws of Cayman Islands.

NETCLASS TECHNOLOGY INC or NetClass, is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, NetClass conducts a substantial majority of its operations through its subsidiaries established in the PRC, Hong Kong and Singapore. Investors in our Class A Ordinary Shares should be aware that they will not and may never directly hold equity interests in any of the PRC, Hong Kong or Singapore operating entities, but rather purchasing equity solely in NetClass, our Cayman Islands holding company. Furthermore, shareholders may face difficulties enforcing their legal rights under United States securities laws against our directors and officers who are located outside of the United States.

Because we have subsidiaries in the PRC which have operations located in the PRC, we are subject to certain legal and operational risks associated with our operations in the PRC, including changes in the legal, political and economic policies of the PRC government, the relations between the PRC and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in our operations and the value of our Class A Ordinary Shares, or could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of such securities to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over the PRC-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We will not be subject to cybersecurity review with the Cyberspace Administration of the PRC (the “CAC”) under the Cybersecurity Review Measures, which became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to cybersecurity review by the CAC if the Draft Regulations on the Network Data Security Administration are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft; besides, according to Article 2 of the Measures, a critical information infrastructure operator purchases network products and services, or a network platform operator carries out data processing activities, which affect or may affect national security, a Cybersecurity Review shall be conducted in accordance with these Measures. If neither the Company is identified as a critical information infrastructure operator nor its operations are deemed as “affecting or may affecting the national security”, the Company will not be subject to cybersecurity review under Article 2 of the Measures. However, we might be required to conduct an annual data security assessment under the Draft Regulations on the Network Data Security Administration (the “Draft”). According to Article 32 of the Draft, “A data processor who processes important data or who is listed overseas shall complete an annual data security assessment either self-conducted or conducted by a data security service organization engaged, and before January 31 of each year, submit the annual data security assessment report of the previous year to the districted city-level cyberspace authority, which shall contain the following information: (1) the processing of any important data, if any, (2) any data security risks discovered and measures for their disposal, (3) the data security management system, data backup, encryption, access control and other security protection measures, and the implementation of the management system and the effectiveness of the protection measures, (4) the implementation of national data security laws, administrative regulations and standards, (5) any data security incidents that occurred and their disposal, (6) the security assessment of the sharing or trading of any important data with, or the contracting of processing or the provision of any important data to an overseas recipient, (7) data security-related complaints received and their solutions, and (8) other data security situations as specified by the national cyberspace authority and competent or regulatory authorities.” Therefore, once the Draft is enacted as proposed, the Company will be required to conduct such annual data security assessment. The Company may also be subject to the assessment requirements under the Measures for Security Assessment for Cross-border Data Transfer. According to the Measures, a data processor shall apply to the competent cyberspace department for security assessment and clearance of the outbound data under any of the following circumstances: (i)outbound transfer of important data by a data processor; (ii)outbound transfer of personal information by an operator of critical information infrastructure or a data processor which has processed more than one million users’ personal data; (iii) outbound transfer of personal information by a data processor which has made outbound transfers of more than one hundred thousand users’ personal information or more than ten thousand users’ sensitive personal information cumulatively since January 1 of the previous year, or (iv)such other circumstances where ex-ante security assessment and evaluation of cross-border data transfer is required by the CAC. As confirmed by the Company, the Company has not received any notice from relevant department that identifies the Company as “critical information infrastructure operator” and it processes far less than 1 million personal information. It is also confirmed that during the periods from January 1, 2023 to December 31, 2023 and from January 1, 2024 to December 31, 2024, the outbound transfers made by the Company is no more than one hundred thousand users’ personal information and no more than ten thousand users’ sensitive personal information cumulatively. Therefore, if neither the data the Company transfers is deemed “important” nor the CAC requires such assessment, the Company will not be subject to the assessment requirements under the Measures.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Overseas Listing Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following such securities offerings. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited CFS for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. In addition, if a company is subject to the filing requirement with the CSRC, such company’s future securities offerings in the same overseas market or subsequent securities offering and listing in other overseas markets shall also be subject to the filing requirement with the CSRC, which shall be completed within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. Based on our understanding of the current PRC law, rules, and regulations, we are not required to complete the filing procedures with the CSRC for offering and listing of our securities under Section 1 of Article 15 of the Trial Measures, given that our offering and listing is not an indirect overseas offering or listing, because both the overall prospect of the Company operations, as well as the operating revenue, total profit, total assets, or net assets, as documented in our audited consolidated financial statements for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Regulations - Regulations Relating to Overseas Listings” on page 54 of the 2024 Annual Report.

However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities, and we cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the Trial Measures in writing or orally and require such filing for the offering. If it is determined that we are subject to the Trial Measures for our listing on the Nasdaq, we may fail to obtain required approval, complete required filing or meet such requirements in a timely manner or at all, or completion could be rescinded. In other words, although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly; our ability to offer, or continue to offer, securities to investors would be potentially hindered and the value of our securities might significantly decline or be worthless, by existing or future laws and regulations relating to its business or industry or by intervene or interruption by PRC governmental authorities, if we or our subsidiaries (i) do not receive or maintain such permissions or approvals, (ii) inadvertently conclude that such permissions or approvals are not required, (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, or (iv) any intervention or interruption by PRC governmental with little advance notice. See “Risk Factors – Risks Related to Doing Business in the PRC – The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 14 of the 2024 Annual Report.

No relevant laws or regulations in the PRC explicitly require us to seek approval from the CSRC for our overseas listing and offering, but recent statements by the Chinese government have indicated an intent to impose more oversight and control over offerings conducted overseas and/or foreign investment in PRC-based issuers. As of the date of this prospectus, we and the PRC subsidiaries have not received any inquiry, notice, warning, or sanctions regarding our offering from the CSRC or any other PRC governmental authorities. Since these statements and regulatory actions are newly published, however, official guidance and related implementation rules have not been issued. It is highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our subsidiaries, our ability to accept foreign investments, and our listing on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or PRC regulatory authorities may in the future promulgate laws, regulations, or implementing rules that require us, or our subsidiaries to obtain regulatory approval from Chinese authorities before conducting future offerings in the U.S. If we do not receive or maintain the approval, or inadvertently conclude that such approval is not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, or an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Certain legal and operational risks associated with operations in mainland China may also apply to operations in Hong Kong. Hong Kong was established as a special administrative region of the PRC in accordance with Article 31 of the Constitution of the PRC. The Basic Law of the Hong Kong Special Administrative Region of the PRC (the “Basic Law”) was adopted and promulgated on April 4, 1990 and became effective on July 1, 1997, when the PRC resumed the exercise of sovereignty over Hong Kong. Pursuant to the Basic Law, Hong Kong is authorized by the National People’s Congress of the PRC to exercise a high degree of autonomy and enjoy independent executive, legislative, and judicial power, including that of final adjudication, under the principle of “one country, two systems,” and the PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, national security, foreign affairs, and other matters that are not regarded as being within the scope of autonomy). However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Due to the uncertainty of the PRC legal system and changes in laws, regulations, or policies, the Basic Law may be revised in the future, and thus, we may face the same legal and operational risks associated with operating in the PRC. If there is a significant change to current political arrangements between mainland China and Hong Kong, or if the applicable laws, regulations, or interpretations change, the Hong Kong Subsidiaries may become subject to PRC laws or authorities. As a result, the Hong Kong Subsidiaries could incur material costs to ensure compliance, be subject to fines, experience devaluation of securities or delisting, no longer be able to conduct offerings to foreign investors, no longer be permitted to continue their current business operations and/or face restrictions in their conduct of business to which they have not hitherto been subject. See “Risk Factors — Risks Related to Doing Business in Hong Kong — There are some political risks associated with conducting business in Hong Kong” and “Risk Factors — Risks Related to Doing Business in Hong Kong — The PRC laws and regulations that apply or are to be applied to Hong Kong, and the enforcement of the same, can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of our securities” on page 23 of the 2024 Annual Report. The main legislation in Hong Kong concerning data privacy is the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”), which regulates the collection, usage, storage, and transfer of personal data and imposes a statutory duty on data users to comply with the six data protection principles contained therein. We confirm that, to the best of our knowledge, information and belief, as of the date of this prospectus, each of the Hong Kong Subsidiaries has complied with the laws and requirements in respect of data privacy in Hong Kong. However, the laws on data privacy are constantly evolving and may be subject to varying interpretations, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the data privacy requirements in a timely manner, or at all, may subject us or the Hong Kong Subsidiaries to various potential consequences, including government enforcement actions and investigations, fines, penalties, imprisonment and suspension or disruption of the Hong Kong Subsidiaries’ operations, as well as potential civil proceedings. In addition, the Competition Ordinance (Chapter 619 of the Laws of Hong Kong) prohibits and deters undertakings in all sectors from adopting anti-competitive conduct which has the object or effect of preventing, restricting, or distorting competition in Hong Kong. It provides for general prohibitions in three major areas of anti-competitive conduct referred to as the first conduct rule, the second conduct rule, and the merger rule. As of the date of this prospectus, to the best of our knowledge, information and belief, each of the Hong Kong Subsidiaries has complied with all three areas of anti-competition laws and requirements in Hong Kong. Neither the data privacy nor anti-competition laws and regulations in Hong Kong restrict our ability to accept foreign investment or impose limitations on our ability to list on any U.S. stock exchange.

In addition, our Class A Ordinary Shares may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Each of Wei, Wei &Co., LLP, the independent registered public accounting firm that issued the audit report for the fiscal year ended September 30, 2024, and Marcum Asia CPAs LLP (“Marcum Asia”) the independent registered public accounting firm that issued the audit report for the fiscal years ended September 30, 2023 and 2022, is an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Wei, Wei &Co., LLP is headquartered in Flushing, New York, and has been inspected by the PCAOB on a regular basis. Marcum Asia is headquartered in New York, New York and has been inspected by the PCAOB on a regular basis. Neither of Wei, Wei &Co., LLP or Marcum Asia is subject to the determinations announced by the PCAOB on December 16, 2021. If trading in our Class A Ordinary Shares is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, Nasdaq may determine to delist our Class A Ordinary Shares and trading in our Class A Ordinary Shares could be prohibited. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Risk Factors – Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our offering” on page 20 of the 2024 Annual Report.

The structure of cash flows within our organization, and as summary of the applicable regulations, is as follows:

1.           Our equity structure is a direct holding structure, that is, the overseas entity to be listed in the U.S., NETCLASS TECHNOLOGY INC (“NetClass”, the “Company”), directly controls DRAGONSOFT GROUP CO., LIMITED (“NetClass HK”), Netclass International Limited (“NetClass International”), Shanghai Zhima information Technology Co., Ltd., (“WOFE”), and Shanghai Netwide Enterprise Management Co., Ltd., (“Shanghai Netwide”), and Shanghai NetClass Information Technology Co., Ltd. (“NetClass China”), NetClass Training (Shanghai) Co., Ltd. (“NetClass Training”), Shanghai Chuangyuan Education Technology Co., Ltd. (“NetClass Education”), Shanghai NetClass Enterprise Management Co., Ltd. (“NetClass Management”), Shanghai NetClass Human Resource Co., Ltd. (“NetClass HR”), NETCLASS DATA PTE. LTD. (“NetClass Singapore”), NovaSolutions Co., Ltd. (“NetClass Japan”) and NETCLASS INTERNATIONAL PTE. LTD. (“NetClass Asia”). See “Corporate History and Structure” for additional details.

2.           Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC, and Hong Kong. After foreign investors’ funds enter NetClass, the funds can be directly transferred to NetClass HK and NetClass International, and then transferred to WFOE and to the other PRC subsidiaries through WFOE.

If the Company intends to distribute dividends, NetClass International, NetClass HK, NetClass Singapore and NetClass Asia will transfer the dividends to NetClass. In addition, NetClass Training, NetClass Education, NetClass Management and NetClass HR will transfer dividends to NetClass China, which then will transfer the dividends to WOFE, which then will transfer the dividends to NetClass HK in accordance with the laws and regulations of the PRC, and then NetClass HK will transfer the dividends to NetClass, and the dividends will be distributed from NetClass to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

3.           In the reporting periods presented in this prospectus, no transfers, dividends, or distributions have been made to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development, to develop new services and to expand its operations. As a result, we do not expect to pay any cash dividends. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

4.           Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends. See “Regulations Relating to Dividend Distributions”. See “Risk Factors—Risks Related to Doing Business in the PRC— The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 14 of the 2024 Annual Report.

5.           Similarly, in accordance with the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), each of our Hong Kong Subsidiaries is only able to make distributions (whether in cash or otherwise) to NetClass only out of its accumulated, realized profits (so far as not previously utilized by distribution or capitalization), less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital). The ability of the Hong Kong Subsidiaries to distribute dividends to NetClass may also be subject to restrictions contained in their respective articles of association. Please refer to “Hong Kong Regulations Relating to Distributions” on page 53 of the 2024 Annual Report.

To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for PRC-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our Class A Ordinary Shares involves high degree of risks. You should read carefully the discussion of material risks of investing in our Ordinary Shares. See “Risk Factors” on page 22.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should not assume that the information contained in the registration statement to which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Class A Ordinary Shares being registered in the registration statement of which this prospectus forms a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

The date of this prospectus is      , 2025.

You should rely only on the information contained in this prospectus and the documents we incorporate by reference in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell the securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus or of any sale or offer to sell hereunder. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

To the extent this prospectus contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements contained in this prospectus other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including the factors described under the section titled “Risk Factors” in this prospectus and in the documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by applicable law, we undertake no duty to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

PROSPECTUS SUMMARY

The following summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus. You should carefully read the entire document, including our historical and pro forma financial statements and related notes, to understand our business, the Class A Ordinary Shares, and the other considerations that are important to your decision to invest in the Class A Ordinary Shares.

You should pay special attention to the “Risk Factors” section. Our actual results and future events may differ significantly based upon several factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

Prospectus Conventions

•	“Basic Law” refers to the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China;

•	“China” or “PRC” refer to the People’s Republic of China, including Taiwan and the special administrative regions of Hong Kong and Macau, except that “China” or the “PRC” does not include Taiwan and the special administrative regions of Hong Kong and Macau is when specific laws and regulations adopted by the Mainland China are referenced;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the PRC;

•	“Hong Kong Subsidiaries” refers to NetClass HK and NetClass International;

•	“Mainland China” refers to the People’s Republic of China, excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

•	“NetClass” or the “Company” refers to NETCLASS TECHNOLOGY INC, a Cayman Islands exempted company incorporated on January 4, 2022;

•	“NetClass China” refers to Shanghai NetClass Information Technology Co., Ltd., incorporated on May 13, 2003 under the laws of the People’s Republic of China. WFOE (defined below) owns 21.46% equity interest and Shanghai Netwide (defined below) owns 78.54% equity interest;

•	“NetClass Singapore” refers to NETCLASS DATA PTE. LTD, incorporated on May 13, 2024 under the laws of the Republic of Singapore, of which 60% equity interest is held by the Company;

•	“NetClass Asia” refers to NETCLASS INTERNATIONAL PTE. LTD., incorporated on July 18, 2025 under the laws of the Republic of Singapore, of which 100% equity interest is held by the Company;

•	“NetClass Education” refers to Shanghai Chuangyuan Education Technology Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on April 14, 2004 under the laws of the People’s Republic of China;

•	“NetClass HK” refers to DRAGONSOFT GROUP CO., LIMITED, a wholly-owned subsidiary of NetClass incorporated on December 12, 2006 under the laws of Hong Kong;

•	“NetClass HR” refers to Shanghai NetClass Human Resource Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on November 9, 2016 under the laws of the People’s Republic of China;

•	“NetClass International” refers to Netclass International Limited, a wholly-owned subsidiary of NetClass incorporated on July 28, 2023 under the laws of Hong Kong;

•	“Netclass Japan” refers to the NovaSolutions Co. Ltd., a Japanese company, of which 51% equity interest is held by the Company;

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•	“NetClass Management” refers to Shanghai NetClass Enterprise Management Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on August 29, 2016 under the laws of the People’s Republic of China;

•	“NetClass Training” refers to NetClass Training (Shanghai) Co., Ltd., a wholly-owned subsidiary of NetClass China incorporated on August 9, 2016 under the laws of the People’s Republic of China;

•	“second amended and restated memorandum and articles of association” refers to our second amended and restated memorandum and articles of association adopted by a special resolution passed on 23 December 2025;

•	“Shanghai Netwide” refers to Shanghai Netwide Enterprise Management Co., Ltd., a PR wholly-owned subsidiary of WFOE (defined below), incorporated on April 27, 2019 under the laws of the People’s Republic of China;

•	“we” or “us” or “our” refers to NETCLASS TECHNOLOGY INC and, in the context of describing the operations and consolidated financial information, to NETCLASS TECHNOLOGY INC and its subsidiaries collectively; and

•	“WFOE” refers to Shanghai Zhima information Technology Co., Ltd. a wholly foreign-owned subsidiary of NetClass HK incorporated on May 5, 2019 under the laws of the People’s Republic of China.

This prospectus contains translations of certain RMB amounts into US dollar amounts at specified rates solely for the convenience of the reader. All reference to “US dollars”, “USD”, “US$” or “$” are to United States dollars. All reference to “HK dollars”, “HKD”, or “HK$” are to Hong Kong dollars. All reference to “SG dollars”, “SGD”, or “SG$” are to Singapore dollars. The relevant exchange rates are listed below:

	March 31,	March 31,
	2025	2024
RMB Balance sheet items, except for equity accounts	US$1=RMB 7.2567	US$1=RMB 7.2203
RMB Items in the statements of income and cash flows	US$1=RMB 7.2308	US$1=RMB 7.2060
HK$ Balance sheet items, except for equity accounts	US$1=HK$ 7.7799	US$1=HK$ 7.8259
HK$ Items in the statements of income and cash flows	US$1=HK$ 7.7771	US$1=HK$ 7.8170
SG$ Balance sheet items, except for equity accounts	US$1=SG$1.3445	N/A
SG$ Items in the statements of income and cash flows	US$1=SG$1.3399	N/A
JPY Balance sheet items, except for equity accounts	US$1=JPY149.90	N/A
JPY Items in the statements of income and cash flows	US$1= JPY149.06	N/A

	September 30,	September 30,	September 30,
	2024	2023	2022
Balance sheet items, except for equity accounts	US$1=RMB 7.0176	US$1=RMB 7.2960	US$1=RMB 7.1135
Items in the statements of income and cash flows	US$1=RMB 7.2043	US$1=RMB 7.0533	US$1=RMB 6.5532
HK$Balance sheet items, except for equity accounts	US$1= HK$7.7693	US$1=HK$7.8308	N/A
HK$ Items in the statements of income and cash flows	US$1= HK$7.8127	US$1=HK$7.8310	N/A
SG$ Balance sheet items, except for equity accounts	US$1= SG$1.2831	N/A	N/A
SG$ Items in the statements of income and cash flows	US$1= SG$1.3406	N/A	N/A

We have relied on statistics provided by a variety of publicly available sources regarding the PRC’s expectations of growth. We did not directly or indirectly sponsor or participate in the publication of such materials, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus. We have sought to provide current information in this prospectus and believe that the statistics provided in this prospectus remain up-to-date and reliable, and these materials are not incorporated in this prospectus other than to the extent specifically cited in this prospectus.

Overview

NETCLASS TECHNOLOGY INC was incorporated on January 4, 2022 under the laws of the Cayman Islands. We conduct business primarily through our wholly-owned subsidiaries, NetClass HK in Hong Kong, NetClass China and its subsidiaries in the PRC, and NetClass Asia in Singapore. Our primary offices are located in Shanghai, Hong Kong and Singapore, where we serve a large customer base throughout Hong Kong, PRC and Singapore. We are a B2B (Business-to-Business) smart education specialist, providing IT solutions to schools, training institutions, corporations, government agencies (mainly the Shanghai Municipal Education Commission), and other institutions or corporate customers. We offer SaaS subscription services and application software development. Our solutions modules include teaching management, campus management, data storage and computing system, online teaching, online examination, epidemic prevention and control, EDC (Education Chain) blockchain system, and lecturer evaluation services, etc. Our mission is to provide high-quality and reliable products to our customers to maintain sustainable business growth over the long term.

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We believe we are one of the leading online education brands in the PRC’s online education software industry. We have advantages in customized design, easy-to-use interface, knowledge of the industry and market, and our experienced management. In addition, we believe we are the pioneer in applying blockchain technology to online education and related area. For more details, see “Business – Our Products and Services – EDC (Education Credit) blockchain system.” Our B2B business revenues was 3,6854,410 and $3,766,192 for the six months ended March 31, 2025 and 2024 and $11,089,528 and $9,257,607 during the fiscal years ended September 30, 2023 and 2022, respectively.

Corporate Structure

NetClass is a Cayman Islands exempted company incorporated on January 4, 2022. We conduct our business in the PRC, Hong Kong SAR and Singapore through our subsidiaries. The consolidation of our Company and our subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Netclass Japan was incorporated under the laws of Japan, and acquired by NetClass on February 28, 2025. NetClass holds 51% equity interest in Netclass Japan.

NetClass HK was incorporated on December 12, 2006, under the laws of Hong Kong SAR and acquired by NetClass on May 5, 2022. NetClass HK is a wholly-owned subsidiary of NetClass and is our main operating entity in Hong Kong as well as the holding company of our PRC subsidiaries.

NetClass International was incorporated by NetClass on July 28, 2023, under the laws of Hong Kong SAR. NetClass International is a wholly-owned subsidiary of NetClass and currently does not conduct any business operations. “Hong Kong Subsidiaries” refer to NetClass HK and NetClass International collectively.

NetClass Singapore was incorporated on May 13, 2024, under the laws of the Republic of Singapore and acquired by NetClass on July 1, 2024, of which 60% equity interest is held by the Company.

NetClass Asia was incorporated on July 18, 2025, under the laws of the Republic of Singapore, of which 100% equity interest is held by the Company.

WFOE was incorporated on May 5, 2019, under the laws of the People’s Republic of China. It is a wholly-owned subsidiary of NetClass HK and a wholly foreign-owned entity under the PRC laws. It is not currently engaging in any active business and merely acting as a holding company.

NetClass incorporated Shanghai Netwide on April 27, 2022 under the laws of the People’s Republic of China. Shanghai Netwide is a wholly owned subsidiary of WFOE and is not currently engaging in any active business and merely acting as a holding company.

NetClass China was incorporated on May 13, 2003, under the laws of the People’s Republic of China. WOFE owns 21.46% equity interest and Shanghai Netwide owns 78.54% equity interest of NetClass China. NetClass China mainly engages in information technology including digital IT product and service, software development, platform development, Smart Campus, Mobile Learning Platforms development and big data cloud computing service.

NetClass Education, a wholly-owned subsidiary of NetClass China, was incorporated on April 14, 2004 under the laws of the People’s Republic of China. NetClass Education mainly engages in an online-training service, “Part-time Assistant” remote project for long-term development of personal credential and future career.

NetClass HR, a wholly-owned subsidiary of NetClass China, was incorporated on November 9, 2016 under the laws of the People’s Republic of China. NetClass HR is not currently engaging in any active business.

NetClass Management a wholly-owned subsidiary of NetClass China, was incorporated on August 29, 2016 under the laws of the People’s Republic of China. NetClass Management is not currently engaging in any active business.

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NetClass Training, a wholly-owned subsidiary of NetClass China, was incorporated on August 19, 2016 under the laws of the People’s Republic of China. NetClass Training mainly engages in online-training and related technology and courseware service.

The following diagram illustrates our corporate structure:

NetClass Technology Inc
("NetClass Cayman")
a Cayman Island exempted company
100%
60%
100%
100%
51%
NetClass International PTE. Ltd. ("NetClass Asia") a Singapore company
NetClass Data PTE. Ltd. ("NetClass Singapore") a Singapore company
DragonSoft Group Co., Limited ("NetClass HK") a Hong Kong company
NetClass International Limited ("NetClass International") a Hong Kong company
NovaSolutions Company Limited ("NetClass Japan") a Japan company
100%
Shanghai Zhima Information Techonology Co., Ltd. ("WFOE") a PRC company
100%
21.46%
Shanghai Netwide Enterprise Management Co., Ltd. ("Shanghai Netwide") a PRC company
78.54%
Shanghai NetClass Information Technology Co., Ltd. ("NetClass China") a PRC company
99%
1%
100%
100%
100%
Shanghai Chuangyuan Education Technology Co., Ltd. ("NetClass Education") a PRC company
Shanghai NetClass Enterprise Manangement Co., Ltd. ("NetClass Management") a PRC company
Shanghai NetClass Human Resource Co., Ltd. ("NetClass HR") a PRC company
NetClass Training (Shanghai) Co., Ltd. ("NetClass Training") a PRC company

Holding Company Structure

NetClass is a holding company incorporated in the Cayman Islands. As a holding company with no material operations, NetClass conducts a substantial majority of its operations through its subsidiaries established in the PRC, Hong Kong, Singapore and Japan. We and our subsidiaries are subject to complex and evolving PRC laws and regulations and face various legal and operational risks and uncertainties relating to doing business in China. For example, we and our subsidiaries in the PRC face risks associated with regulatory approvals on offshore offerings, anti-monopoly regulatory actions, and oversight on cybersecurity and data privacy, as well as the lack of inspection on our auditors by the PCAOB, which may impact our ability to conduct certain businesses, accept foreign investments, or list and conduct offerings on a United States or other foreign exchange. These risks could result in a material adverse change in our operations and the value of our Class A Ordinary Shares, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause the value of such securities to significantly decline. For a detailed description of risks related to doing business in China, please refer to risks disclosed under “Risk Factors—Risks Related to Doing Business in the PRC” on page 14 of the 2024 Annual Report.

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PRC government’s significant authority in regulating our operations and its oversight and control over offerings conducted overseas by, and foreign investment in, China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Implementation of industry-wide regulations, including data security or anti-monopoly related regulations, in this nature may cause the value of such securities to significantly decline. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 14 of the 2024 Annual Report.

Risks and uncertainties arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and quickly evolving rules and regulations in China, could result in a material adverse change in our operations and the value of our Class A Ordinary Shares. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC— We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” on page 22 of the 2024 Annual Report.

PRC Regulatory Permissions or Approvals

We are not operating in an industry that prohibits or limits foreign investment. As a result, that other than those requisite for a domestic company in the PRC to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities, including the CSRC, Cyberspace Administration of China or any other governmental agency that is required to approve our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in the PRC, and no permission or approval has been denied. The following table provides details on the permissions and approvals received by our PRC subsidiaries.

Company	Permission/Approval	Issuing Authority	Validity
Shanghai Zhima information Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until April 29, 2029
Shanghai Netwide Enterprise Management Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai NetClass Information Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai Chuangyuan Education Technology Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Long-Term
Shanghai NetClass Human Resource Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until November 8, 2036
Shanghai NetClass Enterprise Management Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until August 28, 2046
NetClass Training (Shanghai) Co., Ltd.	Business License	Shanghai Municipal Administration for Market Regulation	Until August 18, 2036

Recently, however, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-concept overseas-listed companies and the demand for cybersecurity and data privacy protection.

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The Cybersecurity Review Measures, which became effective on February 15, 2022, provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, online platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

As of the date of this prospectus, we have not received any notice from any authorities identifying any of the PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. Consequently, such practice may be interpreted as meaning that the PRC subsidiaries use the Internet to carry out data processing activities in the PRC, and thus, the PRC subsidiaries may be subject to cybersecurity review, in order to prevent certain risks, including risks that activities may endanger critical information infrastructure security and national data security and disclosure of personal information, the PRC subsidiaries may be required to take technical measures and other necessary measures, such as ceasing transmission and deletion of data or information, and suspension of new user registration to prevent and mitigate risks in accordance with the requirements of the cybersecurity review. Cybersecurity review could also result in negative publicity with respect to our Company and diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations. See “Risk Factors — Risks Related to Doing Business in the PRC — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 14 of the 2024 Annual Report.

On February 17, 2023, the CSRC issued the Overseas Listing Trial Measures, which became effective on March 31, 2023. On the same date of the issuance of the Overseas Listing Trial Measures, the CSRC circulated No. 1 to No. 5 Supporting Guidance Rules, the Notes on the Overseas Listing Trial Measures, the Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and the relevant CSRC Answers to Reporter Questions on the official website of the CSRC, or collectively, the Guidance Rules and Notice. Under the Overseas Listing Trial Measures and the Guidance Rules and Notice, domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Overseas Listing Trial Measures within three working days following such securities offerings. Direct overseas offering and listing by domestic companies refers to such overseas offering and listing by a joint-stock company incorporated domestically. Indirect overseas offering and listing by domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located domestically and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a domestic company. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited CFS for the most recent accounting year is accounted for by domestic companies; and (ii) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in mainland China. In addition, if a company is subject to the filing requirement with the CSRC, such company’s future securities offerings in the same overseas market or subsequent securities offering and listing in other overseas markets shall also be subject to the filing requirement with the CSRC, which shall be completed within three working days after the offering is completed or after the relevant application is submitted to the relevant overseas authorities, respectively. If a PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

Based on our understanding of the current PRC law, rules, and regulations, we are not required to complete filing procedures with the CSRC for the offering and listing of our securities, because both the overall prospect of the Company operations as well as the operating revenue, total profit, total assets, or net assets, as documented in our audited CFS for the most recent accounting year, accounted for by the PRC subsidiaries are all under 50%. See “Regulations — Regulations Relating to Overseas Listings” and “Risk Factors — Risks Related to Doing Business in the PRC — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors” on page 14 of the 2024 Annual Report.

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Hong Kong Regulatory Licenses, Permissions and Approvals

Business registration

Under the Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong), to conduct business activities in Hong Kong, every person carrying on any business in Hong Kong must make an application to the Commissioner of Inland Revenue for the registration of that business with the Business Registration Office of the Inland Revenue Department in Hong Kong and pay the prescribed business registration fee and levy within one month of commencement of such business. Any person who fails to comply with the business registration requirement commits an offence and is liable to a maximum fine of HK$5,000 and one year of imprisonment. In addition, a person carrying on business in Hong Kong in respect of which: (i) that person is not in possession of a valid business registration certificate and for which the prescribed business registration fee and the levy have not been paid; or (ii) a valid business registration certificate is due to expire and the Commissioner of Inland Revenue has not received any notification of cessation of business in prescribed form, that person shall make payment of the prescribed business registration fee and levy specified in the notice issued by the Commissioner of Inland Revenue to that person (or, where no such notice is received on the expiry of the business registration certificate, that person shall notify the Commissioner of Inland Revenue of the same within one month of the expiry of the business registration certificate). Any person who fails to make payment of the business registration fee and levy as specified in the notice issued by the Commissioner of Inland Revenue as foresaid commits an offence and is liable to a penalty in the sum of HK$300 (or HK$213 where that person has made an election for the expiry date to be endorsed the business registration certificate in respect of the business to be the date of the expiration of 3 years from the date of commencement endorsed the certificate) and, additionally, a maximum fine of HK$5,000 and one year of imprisonment. As of the date of this prospectus, each of the Hong Kong Subsidiaries has obtained a valid, unexpired business registration certificate and has paid all business registration fees and levies applicable to its businesses.

Business operations

As at the date of this prospectus, there is no statutory or mandatory licensing, permission, or regulatory approval or registration required for the sale and purchase of customized servers, graphic cards, hard drives and similar digital devices and components and ancillary software and technology services in Hong Kong.

Offer of securities to foreign investors outside Hong Kong

As of the date of this prospectus, neither we nor the Hong Kong Subsidiaries are required to obtain any license, permission or approval from the Hong Kong regulatory authorities (including but not limited to the Hong Kong Securities and Futures Commission) in relation to the offer the securities being registered to foreign investors outside Hong Kong.

However, it is uncertain whether we or the Hong Kong Subsidiaries will be required to obtain additional licenses, permissions or approvals from the Hong Kong regulatory authorities to operate our business or offer securities to foreign investors in the future, and whether we would be able to obtain such licenses, permissions or approvals. If we are unable or fail to obtain such licenses, permissions or approvals if which may be required in the future due to changes in the applicable laws, regulations, or interpretations of such laws and regulations, then the value of our Class A Ordinary Shares may fall significantly or become worthless.

Holding Foreign Company Accountable Act

U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, or HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in the PRC.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including the PRC. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in the PRC and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

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On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act, or the HFCAA, requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC announced it adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, United States Senate has passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years, which could reduce the time before our securities may be prohibited from trading or delisted should it be later determined that the PCAOB is unable to inspect or investigate our auditor completely.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

The lack of access to the PCAOB inspection in the PRC prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in the PRC. As a result, investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in the PRC makes it more difficult to evaluate the effectiveness of these accounting firm’s audit procedures or quality control procedures as compared to auditors outside of the PRC that are subject to the PCAOB inspections, which could cause investors and potential investors in our Class A Ordinary Shares to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the Board will consider the need to issue a new determination.

On December 15, 2022, the PCAOB announced it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditors’ control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and is making plans to resume regular inspections in early 2023 and beyond, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

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Each of Wei, Wei &Co., LLP, the independent registered public accounting firm that issued the audit report for the fiscal year ended September 30, 2024 as set forth in this prospectus, and Marcum Asia CPAs LLP (“Marcum Asia”) the independent registered public accounting firm that issued the audit report for the fiscal years ended September 30, 2023 and 2022 as set forth in this prospectus, is an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Wei, Wei &Co., LLP is headquartered in Flushing, New York, and has been inspected by the PCAOB on a regular basis. Marcum Asia is headquartered in New York, New York and has been inspected by the PCAOB on a regular basis. Neither of Wei, Wei &Co., LLP or Marcum Asia is subject to the determinations announced by the PCAOB on December 16, 2021. However, the recent developments would add uncertainties to our continued listing on Nasdaq and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditors’ audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit. If the PCAOB determines that it is unable to inspect or investigate our auditor for two consecutive years, the trading of our securities will be prohibited under the HFCAA and Nasdaq may determine to delist our securities. We will be required to engage a new audit firm, which would require significant expense and management time. The value of our securities may significantly decline or become worthless.

See “Risk Factors— Risks Related to Doing Business in the PRC – The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq” on page 20 of the 2024 Annual Report.

Cash and Asset Flows through Our Organization

Our equity structure is a direct holding structure, that is, the overseas holding company, NetClass, directly controls NetClass HK, NetClass International, NetClass Singapore, NetClass Asia and and NetClass Japan, and indirectly controls WOFE, Shanghai Netwide, and NetClass China, NetClass Training, NetClass Education, NetClass Management, and NetClass HR.

Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the PRC and Hong Kong.

If the Company intends to distribute dividends, NetClass International, NetClass HK, NetClass Singapore, NetClass Asia and NetClass Japan will transfer the dividends to NetClass. In addition, NetClass Training, NetClass Education, NetClass Management and NetClass HR will transfer dividends to NetClass China, which then will transfer the dividends to WOFE, which then will transfer the dividends to NetClass HK in accordance with the laws and regulations of the PRC, and then NetClass HK will transfer the dividends to NetClass, and the dividends will be distributed from NetClass to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

For the six months ended March 31, 2025 and during the fiscal years ended September 30, 2024, 2023 and 2022, no transfers, dividends, or distributions were made to date between the holding company and its subsidiaries, or to investors. For the foreseeable future, the Company intends to use the earnings for research and development (“R&D”), to develop new products and to expand its operations. As a result, we do not expect to pay any cash dividends. Also, as of the date of this prospectus, no cash generated from one subsidiary is used to fund another subsidiary’s operations and we do not anticipate any difficulties or limitations on our ability to transfer cash between subsidiaries. We have not installed any cash management policies that dictate the amount of such funding.

Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of each of their registered capitals. These reserves are not distributable as cash dividends.

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Furthermore, cash transfers from our PRC subsidiaries to entities outside of China are subject to PRC government controls on currency conversion. To the extent cash in our business is in the PRC or a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC due to restrictions and limitations imposed by the governmental authorities on the ability of us or our PRC subsidiaries to transfer cash outside of the PRC. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC.

Similarly, in accordance with the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), each of our Hong Kong Subsidiaries is only able to make distributions (whether in cash or otherwise) to NetClass only out of its accumulated, realized profits (so far as not previously utilized by distribution or capitalization), less its accumulated, realized losses (so far as not previously written off in a reduction or reorganization of capital). The ability of the Hong Kong Subsidiaries to distribute dividends to NetClass may also be subject to restrictions contained in their respective articles of association. Please refer to “Hong Kong Regulations Relating to Distributions” on for more information.

NetClass is permitted under the Cayman Islands law to provide funding to our subsidiaries in Hong Kong, Singapore and the PRC through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. Subject to the provisions of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong) and of their respective articles of association, NetClass HK and NetClass International are also permitted under the laws of Hong Kong to provide funding to NetClass through distribution of dividends out of their accumulated, realized profits less accumulated, realized losses without restrictions on the amount of the funds. As of the date of this prospectus, there has been no distribution of dividends or assets among the holding company or the subsidiaries.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Subject to the Companies Act (Revised) of the Cayman Islands (the “Cayman Islands Companies Act”) and our second amended and restated memorandum and articles of association, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business and our board of directors may declare and pay out of the funds of our company lawfully available for such purpose a distribution at a time and of an amount they think fit.

Under the laws of Singapore, our subsidiaries, NetClass Singapore and NetClass Asia may pay dividends only out of sufficient distributable profits in the financial year in respect of which a dividend is paid. There are no restrictions or limitation under the laws of Singapore imposed on the conversion of Singapore dollar into foreign currencies and the remittance of currencies out of Singapore or across borders and to U.S investors.

Under the laws of Japan, our subsidiary, NetClass Japan may pay dividends by reference to the total amount of retained earning. There are no restrictions or limitation under the laws of Japan imposed on the conversion of Japanese Yen into foreign currencies and the remittance of currencies out of Japan or across borders and to U.S investors.

Under the Inland revenue Ordinance (Chapter 112 of the Laws of Hong Kong), no tax is payable in Hong Kong in respect of dividends received by us from the Hong Kong Subsidiaries. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from NetClass to NetClass HK and NetClass International or from NetClass HK and NetClass International to NetClass. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S investors.

Current PRC regulations permit our PRC subsidiaries to pay dividends to NetClass HK or NetClass International only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in the PRC is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in the PRC is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

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To address persistent capital outflows and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures in the subsequent months, including stricter vetting procedures for PRC-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subject to tightened scrutiny in the future. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations, we may be unable to pay dividends on our Class A Ordinary Shares.

Cash dividends, if any, on our Class A Ordinary Shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as PRC-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.

For us to pay dividends to our shareholders, we will rely on payments made from NetClass HK, our Hong Kong subsidiary, and NetClass Singapore and NetClass Asia, our Singapore subsidiaries, as well as our PRC subsidiaries, i.e. NetClass Education, NetClass Management and NetClass HR, NetClass Training to WFOE, from WFOE to NetClass HK, from NetClass HK to NetClass. Certain payments from our PRC subsidiaries to NetClass HK are subject to PRC taxes, including business taxes and VAT. As of the date of this prospectus, our PRC subsidiaries have not made any transfers or distributions.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC subsidiary to its immediate holding company, NetClass HK. As of the date of this prospectus, WFOE currently does not have any plan to declare and pay dividends to NetClass HK and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. NetClass HK intends to apply for the tax resident certificate when WFOE plans to declare and pay dividends to NetClass HK. When WFOE plans to declare and pay dividends to NetClass HK and when we intend to apply for the tax resident certificate from the relevant Hong Kong tax authority, we plan to inform the investors through SEC filings, such as a current report on Form 6-K, prior to such actions.

Recent Development

Initial Public Offering

On December 16, 2024, the Company completed its initial public offering. In this offering, the Company issued 1,800,000 Class A Ordinary Shares at a price of US$5.00 per share. The Company received gross proceeds in the amount of US$9,000,000 before deducting any underwriting discounts and expenses. The Class A Ordinary Shares began trading on December 13, 2024 on the Nasdaq Capital Market under the ticker symbol “NTCL.”

Changes in Company’s Certifying Accountant

Effective on December 27, 2024, the Company dismissed its independent registered auditor, Marcum Asia CPAs LLP, which action was approved and ratified by the Company’s Board of Directors on December 30, 2024. The reports of Marcum Asia CPAs LLP on the financial statements of the Company for the fiscal years ended September 30, 2023 and 2022 and related consolidated statements of income and comprehensive income (loss), changes in equity and cash flows for each of the two years in the period ended September 30, 2023, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s most recent fiscal year ended September 30, 2024 and through December 27, 2024, the date of dismissal, (a) there were no disagreements with Marcum Asia CPAs LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum Asia CPAs LLP, would have caused it to make reference thereto in its reports on the financial statements for such years and (b) there were no “reportable events” as described in Item 16F of Form 20-F, except for the material weakness related to the Company’s internal control over financing reporting, including (i) the lack of key monitoring mechanisms such as an internal control department to oversee and monitor the Company’s risk management, business strategies and financial reporting procedure and the lack of adequately designed and documented management review controls to properly detect and prevent certain accounting errors and omitted disclosures in the footnotes to the consolidated financial statements, (ii)  the lack of sufficient resources and expertise with U.S GAAP and the SEC reporting experiences in the accounting department to provide accurate information in a timely manner, (iii) the lack of sufficient controls designed and implemented in IT environment and IT general control activities, mainly associated with areas of access logical security, system change management, IT operations and cyber security monitoring activities.

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On December 30, 2024, the Board of Directors of the Company and the Audit Committee of the Company approved and ratified the appointment of Wei, Wei &Co., LLP as its new independent registered public accounting firm to audit the Company’s financial statements, effective December 29, 2024. During the two most recent fiscal years ended September 30, 2024 and 2023 and any subsequent interim periods through the date hereof prior to the engagement of Wei, Wei &Co., LLP, neither the Company, nor someone on its behalf, has consulted Wei, Wei &Co., LLP regarding:

(i)           either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and either a written report was provided to the Company or oral advice was provided that the new independent registered public accounting firm concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)           any matter that was either the subject of a disagreement as defined in Item 16F (a)(1)(iv) of Form 20-F or a reportable event as described in Item 16F (a)(1)(v) of Form 20-F.

Adoption of Share Incentive Plan

On March 27, 2025, the Company adopted a 2025 equity incentive plan (the “2025 Equity Incentive Plan”) to attract and retain directors, consultants or key employees to exert their best efforts on behalf of the Company and link their personal interests to those of the Company’s shareholders. The 2025 Equity Incentive Plan has a maximum number of 1,583,000 Class A Ordinary Shares available for issuance pursuant to all awards under the 2025 Equity Incentive Plan. On April 29, 2025, the Company issued 1,350,000 Class A Ordinary Shares to certain employees and consultants of the Company as compensation for their continued service in the Company.

Private Placement August 2025

On August 1, 2025, the Company entered into a securities purchase agreement with an accredited investor relating to the issuance and sale of (a) a convertible promissory note in the principal amount of $2,200,000, at a purchase price of $2,000,000, convertible into Class A Ordinary Shares and (b) 1,069,500 Class A Ordinary Shares at a purchase price of $0.00025 per share. The offering closed on August 4, 2025 and the gross proceeds from the Offering was $2,000,000, prior to deducting transaction fees and estimated expenses.

Private Placement September 2025

On August 31, 2025, the Company entered into a securities purchase agreement with an investor relating to the issuance and sale of 1,500,000 Class A Ordinary Shares, at $1.60 per share for a total purchase price of $2,400,000. The Transaction closed on November 13, 2025 and the shares were issued at the closing.

Annual General Meeting

On December 23, 2025, the Company held an annual general meeting at which the shareholders approved, among others, (a) the reappointment of Jianbiao Dai, Lina Chen, Xianghong Zhou, Angel Colon, and Xiao Fu to serve on the Company’s board of directors; (b) the appointment of Wei, Wei &Co., LLP as the Company’s independent registered public accounting firm for the fiscal year ended on September 30, 2025; (c) an increase of the voting rights attached to the Class B Ordinary Shares from fifteen (15) votes per share to fifty (50) votes per share on all matters subject to vote at general meetings of the Company, subject to the rights, restrictions, qualifications and preferences (if any) (the “Change of Voting Rights”; and (d) the adoption of the second amended and restated memorandum and articles of association to (i) implement the Change of Voting Rights and (ii) incorporate certain post-IPO language, corporate-governance provisions, and housekeeping amendments customary for a listed Cayman Islands exempted company, as more particularly described in the second amended and restated memorandum and articles of association, and authorize Board to do all other acts and things as the Board considers necessary or desirable in connection with the adoption of the second amended and restated memorandum and articles of association, including without limitation, attending to the necessary filing with the Registrar of Companies in the Cayman Islands.

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Our Background

We are a B2B (Business-to-Business) smart education specialist, providing IT solutions to schools, training institutions, corporations, public agencies, and other institutions or corporate customers. We offer SaaS subscription service and, application development. Our solutions modules include teaching management, campus management, online teaching, online examination, epidemic prevention and control, data storage and computing system, EDC (Education Credit) blockchain system, and lecturer evaluation services. Our mission is to provide high-quality and reliable products to our customers to maintain sustainable business growth over the long term.

We believe we are one of the better-known brands in the PRC’s online education software and digital transformation industry. We have advantages in customized design, an easy-to-use interface, knowledge of the industry and market, and our experienced management. In addition, we believe we are the first to incorporate blockchain technology in online education. Our B2B business revenues were 3,6854,410 and $3,766,192 for the six months ended March 31, 2025, and 2024, and $10,101,647 and $11,089,528 and $9,257,607 during the years ended September 30, 2024, 2023 and 2022, respectively.

In 2023, due to the impact of the epidemic, the Company, like many other Chinese companies, intends to become an international enterprise and expand into overseas markets. As Hong Kong is a bridge between mainland China and overseas, the Company focuses on Hong Kong and effectively expands its application development business, including data storage and computing equipment, and technical services. Furthermore, the Company hopes to expand its market in Southeast Asia in the future.

From 2023 to September 2025, the Company had dual headquarters, namely, NetClass China and NetClass HK, which are in Shanghai and Hong Kong respectively. NetClass China mainly undertakes the development of SaaS subscription services, smart campus and other application development services, as well as the Company’s R&D work. NetClass Hong Kong’s business mainly focuses on application development and technical services. In the future, the Company will expand its technical services and SaaS subscription business in Hong Kong and overseas. At the same time, the Hong Kong headquarter serves as a base for conducting business with Southeast Asian countries.

Beginning September 1, 2025, the Company has been operating its headquarters in Singapore. Relocating its headquarters to Singapore enables the Company to strengthen its access to the core markets of the Asia-Pacific region, while fostering closer connections with the local innovation ecosystem, capital resources, and top talent.

Our Products

Smart Campus Solutions

Smart Campus is an information system designed for schools that includes the basic network infrastructure and the digital education resources management. Smart Campus can help schools and teachers improve teaching efficiency, and help students and parents boost learning participation and engagement. For example, a smart campus can include systems that manage classrooms, students, teachers, curriculum, transcript, safety, property, environment and energy, etc. Depending on the customer’s needs, we can design an integrated smart campus that includes several modules or we can provide services based on a single module.

Smart Campus systems collect and analysis the studying data and related information provided by school, teachers and students. The system processes the data and generate feedback and alerts to schools for offering better teaching and management service to students, and for the safety of students.

Our IT solutions in building a smart campus include (1) management system of teaching resource like facilities, courseware, teaching data, environmental energy data; (2) providing online course registration, curriculum management, transcript management, course evaluation; (3) classroom e-learning large screen and interactive learning system, and intelligent grading technology to help teachers grade exams and keep record; (4) monitoring attendance and enhancing campus safety through surveillance cameras on campus and face recognition technology; (5) through our epidemic prevention and control system, providing COVID-19 data tracking such as the health code and vaccination records.

For the six months ended March 31, 2025, and 2024, revenue from Smart Campus Solutions accounted for 68.2% and 64.7% of our total revenue, respectively. During the years ended September 30, 2024, 2023 and 2022, revenue from Smart Campus Solutions accounted for 13.1%, 26.3% and 34.0% of our total revenue, respectively. Revenue from Smart Campus Solutions is under the revenue stream of subscription service.

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NetClass Mobile Learning Platforms

NetClass mobile learning platforms are designed for online learning. Traditional in-person training may be limited by space, costs, and travel restrictions as a result of the COVID-19 pandemic. The NetClass mobile learning platforms allow users to watch videos, manage courses, and ask questions at a time and place that best fit their schedule. We can provide a curated selection of courseware based on a customer’s need and keep record of the learning process. NetClass mobile learning system can also support learners to study on desktop computers. The platform also organizes such data into charts and information that is valuable to the customer to evaluate and improve the efficiency of their training. Generally, the customers provide the topics of training and sometimes provide course material themselves. If the customers do not have course material ready to use, we will either purchase the courseware from third parties or work with the customer to create course materials.

For the six months ended March 31, 2025, and 2024, revenue from online learning platforms and related services and development accounted for 31.8% and 35.3% of our total revenue, respectively.

During the years ended September 30, 2024, 2023 and 2022, revenue from online learning platforms and related services and development accounted for 30.6%, 39.6% and 83.7% of our total revenue, respectively.

EDC (Education Credit) Blockchain System

The EDC (Education Credit) blockchain system facilitates record keeping that ensures secure, traceable, verifiable, and non-fungible exchange of data such as education credits, education coupons and certificates among institutions in the education ecosystem.

The EDC system awards one EDC credit to the student who completes one hour of the training course. Such EDC credits create records for awarding academic certificates upon completing certain amount of training courses. The EDC credits and certificates earned by the student are not changeable and cannot be rewritten, which creates a digital academic credential that is readily accessible and permanent that accompanies the student for a lifetime. The EDC system also awards digital certificate of coupons and rewards in the form of tokens upon completion of one course. The EDC blockchain system has generated no revenue since it was launched in 2018.

The EDC blockchain system has been operating stably and safely since its launch in 2018. It has been recognized by the Shanghai Municipal Commission of Economy and Informatization. We have completed demonstrations with Shanghai Opening University, Jing’an Professional Education Group, and Zhucai Beijing Technology Training Co., Ltd. We have also established a strategic partnership with Shanghai Computer Software Technology Center to promote blockchain applications in training institutions. The EDC system is currently one of the few successful practice cases in this field. NetClass China is also one of the few companies that have filed with the Office of the Central Cyberspace Affairs Commission of China to certify educational blockchain.

In many cases, our EDC blockchain services are provided to our customers together with smart campus projects and online learning platform projects.

NetClass Online Examination System

The NetClass online examination system provides online exam reservation, examinee’s identity verification, and real-time exam supervision. The system, powered by artificial intelligence learning, recognizes and automatically records the examinee’s abnormal behaviors during the exam, such as lowering their heads, leaving their seats, leaving the examination interface, opening additional documents, etc. The system will then stop the exam and alert the exam administrators. The online examination system supports the NetClass mobile learning platform and other services involving tests and evaluations and makes remote examinations practical and secure.

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Artificial Intelligence Assisted Online Education System

The application of artificial intelligence (AI) technology is rapidly developing in 2023, which lead to a public common belief that AI technology is bringing about a new industrial revolution. We believe AI technology especially the Large Language Model (LLM) will play an important role in various industries. In order to maintain the technical advantage in online education and related areas, we are dedicated to long-term R&D in AI applications, aiming to run a vertical LLM in the field of smart education. Believing that AI technology can help the Company provide better products and services to our customers, we decided to develop and provide AI assisted English learning systems to our education clients, and NetClass HK entered into an AI technical development service agreement with one AI development supplier in Hong Kong (an independent third party) on October 2, 2023 for vertical LLM for English learning system to its education clients. Under the agreement, the developer agreed to conduct pre-training and necessary fine-tuning of a general-purpose open-source AI large language framework model for the Company’s sole use for a total fee of $2,000,000. The Company made a payment $1,900,000 in 2023. The agreement stipulated a training period of four months, and required the technical supplier to provide the computing power for this training, and thereafter, the vertical LLM shall be inspected and confirmed by the company after the training is completed. The trained vertical LLM shall then be deployed according to the company’s requirements and support of language teaching and other services. NetClass HK shall own all intellectual properties, if any, as a result of the agreement. The agreement is governed by the laws of Hong Kong. In January 2024, the program was delivered to NetClass HK and has been successfully used in our AI-assisted English learning system, which has already attracted some college users. We believe that AI technology can bring new opportunities to our Company, especially in upgrading the Company’s online education system to be more intelligent and efficient.

NetClass Epidemic Prevention and Control System

Our epidemic prevention and control system provides an integrated solution for the health management of schools during the COVID-19 Pandemic. The epidemic prevention and control system records the user’s information including body temperature, ID card verification, face recognition, travel code, COVID-19 test result, and vaccination records. Because of its identity authentication function, the system is also applicable to different scenarios such as temporary passes at work, student identity verification at school, etc. All the data and information obtained on epidemic prevention and control are accessible nationwide through one code. Therefore, it provides our customers with an easier solution to health management.

Application Development Services

The application development service contracts include technical service agreements, software service and development, data storage and computing system sales agreements, among others. NetClass China provides application development service to the mainland China customers such as the Municipal Education Commission, Shanghai Open University, Shanghai Herocheer Technology Co., Ltd. NetClass HK provides application development service to the Hong Kong customers such Gallop Trading Ltd, Nurbr International Limited, among others. Technical service agreements usually have a term of one to three years. Generally, the agreements customarily states that the services shall be delivered within a certain period of time, and can be terminated if performance is impossible due to a violation of laws or force majeure. The agreements usually also prohibit us from assigning the rights and obligations under the agreement without prior written consent of the customer. Since delivery under these agreements usually happens shortly after signing, the agreements do not necessarily include a termination clause. For the six months ended March 31, 2025, our application development service revenue were approximately $2.5 million compared to approximately $2.4 million for the six months ended March 31, 2024, which was an increase of approximately $0.1 million or 2.3%. The increase was mainly attributed to the increase of revenue in Singapore, which was established in May 2024. For the year ended September 30, 2024, our application development service revenue was approximately $7.8 million as compared to approximately $8.3 million for the year ended September 30, 2023. The decrease in application development service revenue was approximately 6% due to the decrease of revenue in PRC, which was resulted from the declined demand after the travel restrictions during COVID-19 pandemic are lifted. For the year ended September 30, 2023, our application development service revenue was approximately $8.3 million as compared to approximately $3.4 million for the year ended September 30, 2022, which representing an increase of approximately $4.9 million or 145.9%. The increase in application development service revenue was mainly due to the reason that the Company expand its business in Hong Kong, where contributed the revenue from application development services of $5.6 million for the year ended September 30, 2023.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

Customized and Secure Services to Customers

We have a team of professionals experienced in software design and the online education industry. We also have knowledge in the industry and market from data collected during the ordinary course of our business. We offer products that are customized and built to order, or B2B, to meet its customers’ unique demands. Unlike the B2C model, the Company’s business adopts the B2B model, which is a more stable market strategy that will ensure the Company’s business can continue to grow steadily in the long run. NetClass leverages its competitive edge through the user-friendly designing and the quick response customized system. The R&D and service teams have more than seven years of experience with online training systems and they know exactly what the customer needs. Therefore, we can create customized solutions based on customers’ needs. In addition, our online learning platform has been certified on its network security level by the Shanghai Software Technology Development Center, proving we can provide our customers with secure and reliable services.

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Unique technology innovation and application capability

We focus on research, development, and innovation. As a blockchain-based education software pioneer, we believe our proprietary and patented blockchain technologies make us stand out from the competition. Our data analysis team has extensive experience and strong technical background in processing learning data, teaching data, consumer profile data, behavioral data, purchase data. Our data engineers and technology specialists can utilize these data to feed our proprietary algorithms that provide our customer relevant, comprehensive, and practical insights. These insights inform our decision-making in connection with product development, business operations, and marketing and distribution. We believe the data-driven approach will improve our ability to meet customers’ demands.

Diversified market and expanding territory

Our customers are involved in various industries, including education, finance, medicine, information technology, culture and arts. We believe the diversified customer base and product line can mitigate the impact of economic and industry cycles. Currently, most of our customers are in Shanghai and Hong Kong, and we also plan to expand our business and promote our products and services overseas and mainland China. We may rely on dividends to be paid by our operating subsidiaries in both Hong Kong and the PRC to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. If any of our Hong Kong or PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Lower Cost Advantage

Compared to traditional education, we store the software codes we develop for customers and our research in our internal database for future reference, which significantly saves our time and monetary costs. As we create more solutions for customers, we believe the cost per project will decrease, and the profitability will improve over time.

Experienced Management Team

Our team has years of experience in technology and management in IT, blockchain, software, and big data. Our chairman of the board of directors, Mr. Jianbiao Dai, has more than twenty years of experience in the information technology industry. Our members of our management team have more than twelve years of experience in market management, more than twenty years of experience in education and more than ten years of professional experience in relevant technology research and development.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

•	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We have taken advantage of certain reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities.

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We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by US residents and any of the following three circumstances applies: (1) the majority of our executive officers or directors are US citizens or residents, (2) more than 50% of our assets are located in the United States, or (3) our business is administered principally in the United States.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are generally applicable to public companies. These provisions include, but are not limited to:

•	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

•	an exemption from the auditor attestation requirement in assessing our internal control over financial reporting under the Sarbanes-Oxley Act of 2002.

•	educed disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

•	a delay in adopting new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

We have elected to take advantage of certain of the reduced disclosure obligations in the registration statement of which this prospectus is a part and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

We may take advantage of these provisions for up to five years or such an earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in the market value of our Class A Ordinary Shares held by non-affiliates, or issue more than $1 billion of non-convertible debt over a three-year period.

Corporate Information

Our principal executive office is located at Unit 11-03, ABI Plaza, 11 Keppel Road, Singapore, 089057. The telephone number of our principal executive offices is + 65 91821823. Our registered office provider in the Cayman Islands is Harneys Fiduciary (Cayman) Limited. Our registered office in the Cayman Islands is located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our registered agent in the United States is Cogency Global Inc. We maintain a corporate website at ir.netclasstech.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk. Below is a summary of material factors that make an investment in our Class A Ordinary Shares speculative or risky. Importantly, this summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 14 of the 2024 Annual Report.

Risks Related to Doing Business in the PRC

•	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if our subsidiaries or the holding company were required to obtain approval or filing requirements in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, which would materially affect the interest of the investors.

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•	The PRC government may impose restrictions on our ability to transfer cash out of the PRC and to U.S. investors.

•	PRC laws and regulations governing our current business operations are sometimes vague and uncertain and any changes in such laws and regulations may impair our ability to operate profitably.

•	There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

•	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of our Class A ordinary shares.

•	If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

•	We may not be able to obtain certain benefits under relevant tax treaties on dividends paid by our PRC subsidiaries to us through our Hong Kong Subsidiary.

•	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments could add uncertainties to our continued listing on Nasdaq.

•	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

Risks Related to Doing Business in Hong Kong

•	A downturn in the Hong Kong economy or a change in the economic conditions in Mainland China or globally could materially and adversely affect our business and financial condition.

•	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, from which substantial portion of our operating revenues are derived.

•	The enactment of Law of the Hong Kong National Security Law could impact the Hong Kong Subsidiaries.

•	The PRC laws and regulations that apply or are to be applied to Hong Kong, and the enforcement of the same, can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in the Hong Kong Subsidiaries’ operations and/or the value of our securities.

•	The coming into effect of the MJCCREO may affect the legal position of our subsidiaries with business operations and assets located in Hong Kong and/or the PRC.

•	There exist political risks associated with conducting business in Hong Kong.

•	Some of our subsidiaries are subject to various evolving Hong Kong laws and regulations regarding data privacy and competition, which could subject them to government enforcement actions and investigations, fines, penalties, and suspension or disruption of their operations.

•	It may be difficult for US overseas regulators to conduct investigations or collect evidence within the territory of Hong Kong

•	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us and our Hong Kong Subsidiaries under Hong Kong laws.

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Risks Related to Our Business and Industry

•	Market adoption of online learning solutions is relatively new and may not grow as we expect, which may harm our business and results of operations.

•	We traditionally have had substantial customer concentration, with a limited number of customers accounting for a substantial portion of our revenues.

•	Failure to effectively expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform.

•	If we are unable to continue to offer education software and related courseware, our revenues may decline and we may not be able to maintain profitability.

•	Failure of information security and privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.

•	Concerns about the security of our transaction systems and confidentiality of information on the Internet may reduce use of our services and impede our growth.

•	If we fail to develop and introduce new courseware, services and products that meet our target course participants’ expectations, or adopt new technologies important to our business, our competitive position and ability to generate revenues may be materially and adversely affected.

•	We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

•	We may lose market share and our profitability may be materially and adversely affected, if we fail to compete effectively with our present and future competitors or to adjust effectively to changing market conditions and trends.

•	Our management has limited experience with public companies compliance obligations. Failure to attract and retain qualified personnel and experienced senior management could disrupt our operations and adversely affect our business and competitiveness.

•	We will require substantial additional funding in the future. There is no assurance that additional financing will be available to us.

•	A rapid expansion could significantly strain our resources, management, and operational infrastructure, impairing our ability to meet increased demand for our products and hurt our business results.

•	We may encounter problems related to our operational and financial systems and controls during any growth, including quality control and delivery and production capacities.

•	We may encounter a working capital shortage, as we may need additional funds to finance the purchase of materials and supplies, develop new products, and hire additional employees.

•	We cannot assure you that our internal growth strategy will be successful, which may negatively impact our growth, financial condition, results of operations, and cash flow.

•	Our business is substantially dependent upon our key research and development personnel who possess valuable skills in our industry, and we may have to compete for their services actively.

•	If we fail to protect our intellectual property rights, it could harm our business and competitive position.

•	Our financial and operating performance may be adversely affected by epidemics, natural disasters, and other catastrophes.

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•	If we cannot continue to innovate or fail to adapt to changes in our industry, our business, financial condition, and results of operations would be materially and adversely affected.

•	We utilize artificial intelligence, which could expose us to liability or adversely affect our business.

•	We need to continue to expend time, money, and resources into our and our institutions’ information technology, which may place a strain on our capacity that could adversely affect our systems, controls, and operating efficiency, and those of our institutions.

•	If we fail to promote and maintain our brand effectively and cost-efficient, our business and results of operations may be harmed.

•	New lines of business or new products may subject us to additional risks.

•	Government policy changes on blockchain may pose risks.

•	We may evaluate and potentially consummate strategic investments or acquisitions from time to time, which could require significant management attention, disrupt our business, and adversely affect our financial results.

•	We may be exposed to liabilities under the Foreign Corrupt Practices Act. Any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

•	We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

•	You may have difficulty enforcing judgments obtained against us.

•	Potential disruptions in the capital and credit markets may adversely affect our business, including the availability and cost of short-term funds for liquidity requirements, which could adversely affect our results of operations, cash flows, and financial condition.

•	We are subject to governmental regulations and other legal obligations related to privacy, information security, and data protection, and any security breaches, and our failure to comply with our legal obligations could harm our reputation and business.

•	A severe or prolonged downturn in the global or Chinese economy could materially and adversely affect our business and our financial condition.

Risks Related to our Ordinary Shares

•	We are a holding company, and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our Class A ordinary shares.

•	The dual class share structure will concentrate a majority of voting power in our Chief Executive Officer, who beneficially owns 79.83% of the aggregate power of our total issued and outstanding share capital and will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares may view as beneficial.

•	We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Class A ordinary shares less attractive to investors.

•	We are a “foreign private issuer,” and our disclosure obligations differ from those of U.S. domestic reporting companies. As a result, we may not provide you the same information as U.S. domestic reporting companies or provide information at different times, making it more difficult for you to evaluate our performance and prospects.

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•	Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

•	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited because we are incorporated under Cayman Islands law.

•	Certain judgments obtained against us by our shareholders may not be enforceable.

•	Nasdaq may apply additional and more stringent criteria for our continued listing and insiders currently hold a large portion of our listed securities.

•	If we cannot continue to satisfy the continued listing requirements and other rules of Nasdaq Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may be delisted, which could negatively impact the price of our securities and your ability to sell them.

•	The market price of our Class A Ordinary Shares may be volatile or may decline regardless of our operating performance.

•	Certain recent initial public offerings of companies with public floats comparable to the anticipated public float of the Company have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A Ordinary Shares.

•	We do not intend to pay dividends for the foreseeable future.

•	We incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

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RISK FACTORS

Investing in our Class A Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, other information contained in this prospectus, the risks described under “Item 3. Key Information - D. Risk Factors” in the Annual Report on Form 20-F for the year ended September 30, 2024, which is herein incorporated by reference. In addition, you should consider the risk factors in any prospectus supplement. Such risks are not exhaustive, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

This prospectus also contains forward-looking statements having direct and/or indirect implications on our future performance. Our actual results may differ materially from those anticipated by these forward-looking statements due to certain factors, including the risks and uncertainties faced by us, as described below and elsewhere in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially.

Forward-looking statements are based on the reasonable assumptions, estimates, analysis and opinions made in light of our experience and our perception of trends, current conditions and expected developments, as well as other factors that we believe to be relevant and reasonable in the circumstances at the date that such statements are made, but which may prove to be incorrect. Management believes that the assumption and expectations reflected in such forward-looking statements are reasonable. Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used.

The forward-looking statements, including the statements contained in the sections entitled Risk Factors, Business and Management’s Discussion and Analysis of Financial Conditions and Results of Operations and elsewhere in this prospectus, are subject to known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed or implied by such forward-looking statements.

Although management has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Forward-looking statements might not prove to be accurate, as actual results and future events could differ materially from those anticipated in such forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. We wish to advise you that these cautionary remarks expressly qualify, in their entirety, all forward-looking statements attributable to our company or persons acting on our company’s behalf. We do not undertake to update any forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such statements, except as, and to the extent required by, applicable securities laws. You should carefully review the cautionary statements and risk factors contained in this prospectus and other documents that we may file from time to time with the securities regulators.

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CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

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DESCRIPTION OF SHARE CAPITAL

We were incorporated as an exempted company with limited liability under the laws of the Cayman Islands on January 4, 2022. Our affairs are governed by our memorandum and articles, as amended and restated from time to time, the Cayman Islands Companies Act, and the common law of the Cayman Islands. A Cayman Islands exempted company:

•	is a company that conducts its business mainly outside the Cayman Islands;

•	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•	does not have to hold an annual general meeting;

•	does not have to make its register of members open to inspection by shareholders of that company;

•	may obtain an undertaking against the imposition of any future taxation;

•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

•	may register as a limited duration company; and

•	may register as a segregated portfolio company.

Class A Ordinary Share and Class B Ordinary Share

Our authorized share capital is US$50,000 divided into 200,000,000 shares comprising of (i) 190,000,000 Class A Ordinary Shares of a par value of US$0.00025 each and (ii) 10,000,000 Class B Ordinary Shares of a par value of US$0.00025 each. As of the date of this prospectus, 19,992,031 Class A Ordinary Shares and 2,000,000 Class B Ordinary Shares are issued and outstanding.

Each Class B Ordinary Share is convertible into one (1) Class A Ordinary Share at any time at the option of the holder thereof. The right to convert shall be exercisable by the holder of the Class B Ordinary Share delivering a written notice to the Company that such holder elects to convert a specified number of Class B Ordinary Shares into Class A Ordinary Shares. In no event shall Class A Ordinary Shares be convertible into Class B Ordinary Shares.

Any conversion of Class B Ordinary Shares into Class A Ordinary Shares pursuant to our second amended and restated memorandum and articles of association shall be effected by means of the re-designation of each relevant Class B Ordinary Share as a Class A Ordinary Share. The Company shall make entries in the register of members to record the re-designation of the relevant Class B Ordinary Shares as Class A Ordinary Shares.

Dividends

Subject to the Cayman Islands Companies Act and any rights and restrictions for the time being attached to any shares, our directors may from time to time declare dividends (including interim dividends) and other distributions on shares in issue and authorise payment of the same out of the funds of the Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if immediately following the date on which the dividend is proposed to be paid, our company would be unable to pay its debts as they fall due in the ordinary course of business.

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Voting Rights

Holders of Class A Ordinary Shares and Class B Ordinary Shares shall, at all times, vote together as one class on all matters submitted to a vote by the shareholders at any general meeting of the Company. Each Class A Ordinary Share shall entitle the holder thereof to one (1) vote on all matters subject to the vote at general meetings of our company, and each Class B Ordinary Share shall entitle the holder thereof to fifty (50) votes on all matters subject to the vote at general meetings of our company.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes cast by such shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives, at a general meeting of the Company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Cayman Islands Companies Act and our second amended and restated memorandum and articles of association. A special resolution will be required for important matters such as a change of name or making changes to our memorandum and articles of association.

Variation of Rights of Shares

Whenever the capital of the company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially and adversely varied by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the company.

Alteration of Share Capital

Subject to the Cayman Islands Companies Act, our shareholders may, by ordinary resolution:

(a) increase its share capital by new shares of such amount as it thinks appropriate;

(b) consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c) divide its shares into several classes and without prejudice to any special rights previously conferred on the holders of existing shares attach thereto respectively any preferential, deferred, qualified or special rights, privileges, conditions or such restrictions which in the absence of any such determination by the company in general meeting, as the directors may determine provided always that, for the avoidance of doubt, where a class of shares has been authorised by the company, no resolution of the company in general meeting is required for the issuance of shares of that class and the directors may issue shares of that class and determine such rights, privileges, conditions or restrictions attaching thereto as aforesaid, and further provided that where the company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

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(d) subdivide its shares, or any of them, into shares of an amount smaller than that fixed by our memorandum and articles of association, provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e) cancel any shares that, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

Subject to the Cayman Islands Companies Act and our second amended and restated memorandum and articles of association, our shareholders may, by special resolution, reduce its share capital and any capital redemption reserve in any manner.

Calls on Shares and Forfeiture of Shares

Subject to the terms of allotment, the directors may, from time to time, make calls on the shareholders in respect of some or all of any moneys unpaid on their shares and each shareholder shall (subject to receiving at least fourteen calendar days’ notice specifying the time or times of payment) pay to the company at the time or times so specified the amount called on such shares. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof. If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight percent per annum from the day appointed for the payment thereof to the time of the actual payment, but the directors shall be at liberty to waive payment of that interest wholly or in part. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares

We may (a) issue shares that are to be redeemed or are liable to be redeemed at the option of the shareholder or the Company. the redemption of shares shall be effected in such manner and upon such terms as may be determined, before the issue of such shares, by the board; (b) purchase our own shares (including any redeemable shares) on such terms and in such manner and terms as have been approved by the board, or are otherwise authorised by our memorandum and articles of association; and (c) make a payment in respect of the redemption or purchase of our own shares in any manner permitted by the Companies Act, including out of capital. Under the Cayman Islands Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Cayman Islands Companies Act no such share may be redeemed or repurchased (i) unless it is fully paid up, (ii) if such redemption or repurchase would result in there being no shares outstanding, or (iii) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Transfer of Shares

The instrument of transfer of any share shall be in writing and in any usual or common form or such other form as the directors may, in their absolute discretion, approve and be executed by or on behalf of the transferor and if in respect of a nil or partly paid up share, or if so required by the directors, shall also be executed on behalf of the transferee and shall be accompanied by the certificate (if any) of the shares to which it relates and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer. The transferor shall be deemed to remain a shareholder until the name of the transferee is entered in the register of members in respect of the relevant shares. Subject to our second amended and restated memorandum and articles of association, any shareholder may transfer all or any of his shares by an instrument of transfer in the usual or common form or in a form prescribed by the Nasdaq or in any other form approved by the board and may be under hand or, if the transferor or transferee is a clearing house or a central depository house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the board may approve from time to time.

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The directors may in their absolute discretion decline to register any transfer of shares which is not fully paid up or on which the Company has a lien. The directors may also decline to register any transfer of any share unless:

(i)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(ii)	the instrument of transfer is in respect of only one class of shares;

(iii)	the instrument of transfer is properly stamped, if required;

(iv)	in the case of a transfer to joint holders, the number of joint holders to whom the share is to be transferred does not exceed four; and

(v)	a fee of such maximum sum as the Nasdaq may determine to be payable, or such lesser sum as the board of directors may from time to time require, is paid to the Company in respect thereof.

If the directors refuse to register a transfer of any shares, they shall within two calendar months after the date on which the transfer was lodged with the Company send notice of the refusal to each of the transferor and the transferee.

Inspection of Books and Records

Holders of our ordinary share will have no general right under the Cayman Islands law to inspect or obtain copies of our register of members or our corporate records (other than copies of our memorandum and articles of association and register of mortgages and charges, and any special resolutions passed by our shareholders). Under Cayman Islands law, the names of our current directors can be obtained from a search conducted at the Registrar of Companies in the Cayman Islands. Under our second amended and restated memorandum and articles of association, our directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations our accounts and books or any of them shall be open to the inspection of shareholders not being directors, and no shareholder (not being a director) shall have any right to inspect any of our account or book or document except as conferred by law or authorised by the directors, provided that the shareholders shall receive the annual audited financial statements of our Company. See “Where You Can Find Additional Information.”

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obligated by the Cayman Islands Companies Act to call shareholders’ annual general meetings; accordingly, we may (but shall not be obliged to) in each calendar year hold a general meeting as our annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as may be determined by the directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

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The chairman or a majority of the directors (acting by a resolution of the board) may call general meetings, and they shall on a shareholders’ requisition forthwith proceed to convene an extraordinary general meeting of the company. A shareholders’ requisition is a requisition of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the company. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days.

No less than seven days’ notice of a general meeting of shareholders shall be given to (a)      all shareholders holding shares with the right to receive notice and who have supplied to the company an address for the giving of notices to them; and (b) every person entitled to a share in consequence of the death or bankruptcy of a shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

Subject to the Cayman Islands Companies Act, a meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting.

A quorum shall consist of the presence (whether in person or by proxy or, if a corporate or other non-natural person, by its duly authorized representative or proxy) of one or more shareholders holding shares which carry in aggregate (or representing by proxy) not less than a majority of all votes attaching to all shares in issue and entitled to vote at such general meeting.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

At any general meeting a resolution put to the vote of the meeting shall be decided by poll. The result of the poll shall be deemed to be the resolution of the meeting. All questions submitted to a meeting shall be decided by an ordinary resolution except where a greater majority is required by our memorandum and articles of association or by the Cayman Islands Companies Act. In the case of an equality of votes, the chairman of the meeting shall be entitled to a second or casting vote.

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Directors

Unless otherwise determined by the Company in general meeting, the number of directors shall not be less than two (2) directors, the exact number of directors to be determined from time to time by the board of directors.

The Company may by ordinary resolution appoint any person to be a director. The board may, by the affirmative vote of a simple majority of the remaining directors present and voting at a board meeting, appoint any person as a director, to fill a casual vacancy on the board or as an addition to the board.

A director shall not be required to hold any shares in the Company by way of qualification.

An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision.

A director may be removed from office by an ordinary resolution, notwithstanding anything in our memorandum and articles of association or in any agreement between the company and such director (but without prejudice to any claim for damages under such agreement).

Subject to the provisions of our second amended and restated memorandum and articles of association, the office of a director shall be vacated if:

(a) he becomes bankrupt or makes any arrangement or composition with his creditors;

(b) he dies or is found to be or becomes of unsound mind;

(c) he resigns his office by notice in writing to the Company;

(d) he without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated;

(e) he is prohibited by law from being a director; or

(f) he is removed from office pursuant to any other provision of our memorandum and articles of association.

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Powers of Directors

Subject to the provisions of the Cayman Islands Companies Act, our second amended and restated memorandum and articles of association and any resolutions passed in a general meeting, the business of the Company shall be managed by the directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution passed by the Company in general meeting shall invalidate any prior act of the directors that would have been valid if that resolution had not been passed. A duly convened meeting of directors at which a quorum is present may exercise all powers exercisable by the directors.

The directors may from time to time at their discretion exercise all the powers of the Company to raise or borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof, to issue debentures, debenture stock, bonds and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

Each director shall exercise his powers for a proper purpose. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of us.

Capitalization

The directors may (a) resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), which is available for distribution; (b) appropriate the sum resolved to be capitalised to the shareholders in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards: (i) paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or (ii) paying up in full unissued shares or debentures of a nominal amount equal to that sum, and allot the shares or debentures, credited as fully paid, to the shareholders (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of our memorandum and articles of association, only be applied in paying up unissued shares to be allotted to shareholders credited as fully paid; (c) make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the directors may deal with the fractions as they think fit; (d) authorise a person to enter (on behalf of all the shareholders concerned) into an agreement with the Company providing for either: (i) the allotment to the shareholders respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or (ii) the payment by the Company on behalf of the shareholders (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those shareholders; and (e) generally do all acts and things required to give effect to the resolution.

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Liquidation

If we shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to us for unpaid calls or otherwise.

Register of Members

Under the Cayman Islands Companies Act, we must keep a register of members and there should be entered therein:

•	the names and addresses of the members, a statement of the shares held by each member, and such statement shall confirm (i) the amount paid or agreed to be considered as paid, on the shares of each shareholder, (ii) the number and category of shares held by each member, and (iii) whether each relevant category of shares held by a member carries voting rights under rights under the articles of association of the company, and if so, whether such voting rights are conditional;

•	the date on which the name of any person was entered on the register as a member; and

•	the date on which any person ceased to be a member.

Under the Cayman Islands Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands Companies Act to have legal title to the shares as set against its name in the register of members. Upon the completion of any issuance of shares, the register of members will be immediately updated to record and give effect to the issuance of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Differences in Corporate Law

The Cayman Islands Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent English statutory enactments, and accordingly there are significant differences between the Cayman Islands Companies Act and the current Companies Act of England and Wales. In addition, the Cayman Islands Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Cayman Islands Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

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Mergers and Similar Arrangements

The Cayman Islands Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a shareholder of a Cayman Islands constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation; provided that the dissenting shareholder complies strictly with the procedures set out in the Cayman Islands Companies Act. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, in each case depending on the circumstances, as are present at a meeting called for such purpose and thereafter sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a)	the statutory provisions as to the required majority vote have been met;

(b)	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

(c)	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Islands Companies Act.

The Cayman Islands Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of not less than 90% in value of the shares affected within four-months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer that has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

(a)	a company acts or proposes to act illegally or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

(b)	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

(c)	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our second amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in Our Second Amended and Restated Memorandum and Articles of Association

Some provisions of our second amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Cayman Islands Companies Act, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Cayman Islands Companies Act provides shareholders with only limited rights to requisition a general meeting and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our second amended and restated memorandum and articles of association provide that, upon the written request of shareholders holding at the date of deposit of the requisition shares which carry in aggregate not less than one-tenth (1/10) of the total number of votes attaching to all issued and outstanding shares that as at the date of the deposit carry the right to vote at general meetings of the Company, any one or more of the directors shall forthwith proceed to convene a meeting of shareholders. If there are no directors as at the date of the deposit of the shareholders’ requisition, or if the directors do not within twenty-one (21) calendar days from the date of the deposit of the requisition duly proceed to convene a general meeting to be held within a further twenty-one (21) calendar days, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three calendar months after the expiration of the said twenty-one (21) calendar days. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our second amended and restated memorandum and articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association (which include the removal of a director by ordinary resolution), the office of a director shall be vacated if the director: (a) becomes bankrupt or makes any arrangement or composition with his creditors; (b) dies or is found to be or becomes of unsound mind; (c) resigns his office by notice in writing to the company; (d) without special leave of absence from the board, is absent from meetings of the board for three consecutive meetings and the board resolves that his office be vacated; (e) is prohibited by law from being a director; or (f) is removed from office pursuant to any other provision of our memorandum and articles of association.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that its shareholders approve, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction, resulting in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

There is no comparable statute under Cayman Islands law. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the company are required to comply with fiduciary duties which they owe to the company under Cayman Islands laws, including the duty to ensure that, in their opinion, any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

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Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our second amended and restated memorandum and articles of association, whenever the capital of the company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially and adversely varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote. The bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote. If so provided in the certificate of incorporation, they may also be amended by the board of directors. Under the Cayman Islands Companies Act and our second amended and restated memorandum and articles of association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Listing

Our Class A ordinary shares are traded on Nasdaq Capital Market under the symbol “NTCL”.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Vstock Transfer, LLC.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase ordinary shares, debt securities or any combination thereof. We may issue warrants independently or together with ordinary shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase ordinary shares, the number of ordinary shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

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Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our ordinary shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

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The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Netclass. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

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●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

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●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

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●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

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However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of Netclass, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

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The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization Netclass; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

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Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

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●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

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●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our memorandum and articles of association, as amended and restated from time to time.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of ordinary shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

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The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase ordinary shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of ordinary shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the principal amount of debt securities or ordinary shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

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●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our ordinary shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than ordinary shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Please refer to “Item 10. Additional Information - E. Taxation” of our 2024 Annual Report which is herein incorporated by reference.

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EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$13,810
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Documents by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein and as disclosed in this prospectus, no reportable material changes have occurred since September 30, 2025.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the securities offered from time to time under this prospectus under the laws of the Cayman Islands was passed upon by Harney Westwood & Riegels. Ortoli Rosenstadt LLP may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of September 30, 2024 for the year ended September 30, 2024 as set forth in this prospectus, have been audited by Wei, Wei & Co., LLP, an independent registered public accounting firms, as stated in their report (which report is dated February 18, 2025). Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in auditing and accounting. The office of Wei, Wei & Co., LLP was located at 133-10 39th Avenue, Flushing, New York, NY, 11354.

The consolidated financial statements as of September 30, 2023 and for each of the two years ended September 30, 2023 and 2022 as set forth in this prospectus, have been audited by Marcum Asia CPAs LLP (which report is dated March 25, 2024), an independent registered public accounting firms, given on the authority of said firm as experts in auditing and accounting. The office of Marcum Asia was located at 7 Pennsylvania Plaza Suite 830, New York, NY 10001.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to take advantage certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	tax neutrality;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our second amended and restated memorandum and articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any State of the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

The recognition and enforcement of foreign judgments are provided for under the Chinese Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the Chinese Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or in reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the Cayman Islands or the United States that provide for the reciprocal recognition and enforcement of foreign judgments. As a result, it is uncertain whether a Chinese court would enforce a judgment rendered by a court in either of these two jurisdictions.

According to the Civil Procedure Law of the People’s Republic of China (amended in 2017), if a legally effective judgment or ruling made by a foreign court requires recognition and enforcement by a people’s court of the People’s Republic of China, the party concerned may directly apply to an intermediate people’s court with jurisdiction over for recognition and enforcement, or the foreign court may request recognition and enforcement by a people’s court in accordance with the provisions of an international treaty concluded or acceded to by the country and the People’s Republic of China, or in accordance with the principle of reciprocity.

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In the event that the people’s court is of the opinion that the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement does not violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country after the people’s court reviews the legally effective judgment or ruling made by the foreign court applying for or requesting recognition and enforcement in accordance with the international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity, the people’s court shall issue ruling that recognizes its validity and, if enforcement is necessary, issues an enforcement order, which shall be implemented in accordance with the relevant laws.   Those judgments or rulings that violate the basic principles of the laws of the People’s Republic of China or the sovereignty, security and public interests of the country will not be recognized and implemented.

If an award made by a foreign arbitration institution requires recognition and enforcement by the people’s court of the People’s Republic of China, the party concerned shall directly apply to the intermediate people’s court in the place where the person subjected to enforcement has his domicile or where his property is located. The people’s court shall handle the matter in accordance with international treaties concluded or acceded to by the People’s Republic of China or in accordance with the principle of reciprocity.

PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between the PRC and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

●	our Annual Report on Form 20-F for the year ended September 30, 2024 (File No. 001-42440), filed on February 18, 2025 (including any exhibits, except where otherwise noted); and

●	our Reports on Form 6-K, filed with the Commission on March 10, 2025, April 2, 2025, May 6, 2025, May 29, 2025, July 16, 2025, July 24, 2025, August 1, 2025, August 1, 2025, August 5, 2025, September 15, 2025, September 30, 2025, October 16, 2025, October 22, 2025, November 14, 2025, December 4, 2025, December 22 and December 29, 2025 that we incorporate by reference into this prospectus.

Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

NETCLASS TECHNOLOGY INC

6F, Building A

1188 Wan Rong Road

Shanghai, People’s Republic of China 200436

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Class A Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to find out more about us and about the Class A Ordinary Shares. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

We are subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our second amended and restated memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

The following exhibits are attached hereto:

Exhibit Number	Title
1.1*	Form of Underwriting Agreement
3.1	Second Amended and Restated Memorandum and Articles of Association of NETCLASS TECHNOLOGY INC, filed as exhibit 3.1 to the Form 6-K filed on December 29, 2025 and incorporated by reference herein
4.1	Description of Securities, filed as exhibit 2.1 to the Form 20-F filed on February 18, 2025, and incorporated by reference herein
4.2+	Form of Senior Debt Indenture
4.3+	Form of Subordinated Debt Indenture
4.4*	Form of Senior Note
4.5*	Form of Subordinated Note
4.6*	Form of Warrant Agreement and Warrant Certificate
4.7*	Form of Unit Agreement (including unit certificate)
4.8*	Form of Rights Agreement (including rights certificate)
4.9*	Form of Share Purchase Contract
4.10*	Form of Share Purchase Unit
5.1+	Opinion of Harney Westwood & Riegels, Cayman Islands counsel of NETCLASS TECHNOLOGY INC, regarding the validity of securities being registered
5.2+	Opinion of Ortoli Rosenstadt LLP, United States counsel of NETCLASS TECHNOLOGY INC, regarding the validity of debt securities being registered
23.1+	Consent of MarcumAsia CPAs, LLP
23.2+	Consent of Wei, Wei &Co., LLP
25.1**	Form of T-1 Statement of Eligibility (senior indenture)
25.2**	Form of T-1 Statement of Eligibility (subordinated indenture)
107+	Filing Fee Table

+	Filed herewith

*	To be filed, if necessary, after effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 6-K filed in connection with an underwritten offering of the shares offered hereunder.

**	To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 10. Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g)	Not applicable.

(h)	If any provision or arrangement exists whereby the Registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or the underwriting agreement contains a provision whereby the Registrant indemnifies the underwriter or controlling persons of the underwriter against such liabilities and a director, officer or controlling person of the registrant is such an underwriter or controlling person thereof or a member of any firm which is such an underwriter, and the benefits of such indemnification are not waived by such persons, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.

(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Singapore, Singapore, on December 29, 2025.

NETCLASS TECHNOLOGY INC

By:	/s/ Jianbiao Dai
Jianbiao Dai
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jianbiao Dai	Chief Executive Officer and Chairman of the Board of Director	December 29, 2025
Name: Jianbiao Dai	(Principal Executive Officer)

/s/ Yuxing Chen	Chief Financial Officer	December 29, 2025
Name: Yuxing Chen	(Principal Accounting and Financial Officer)

/s/ Lina Chen	Director	December 29, 2025
Name: Lina Chen

/s/ Xianghong Zhou	Independent Director	December 29, 2025
Name: Xianghong Zhou

/s/ Angel Colon	Independent Director	December 29, 2025
Name: Angel Colon

/s/ Xiao Fu	Independent Director	December 29, 2025
Name: Xiao Fu

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933 as amended, the undersigned, the duly authorized representative in the United States of America, has signed this registration statement thereto in New York, NY on December 29, 2025.

By:	/s/ Colleen A. De Vries
Name: Colleen A. De Vries
Title: Senior Vice-President on behalf of Cogency Global Inc.